UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    __________
                                    FORM 8-K/A
                                    __________



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (date of earliest event reported): May 16 2003



                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



            New Jersey                 1-10518                    22-2553159
_______________________________  _______________________     __________________

(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


Park 80 West/Plaza Two, Saddle Brook, N.J.                          07663
__________________________________________                      _____________
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (201) 703-2265


                                 Not Applicable
________________________________________________________________________________
         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets
        ____________________________________

On April 30, 2003 Interchange Financial Services Corporation (the "Company" or "Interchange"), holding company for Interchange Bank, consummated its previously announced acquisition of Bridge View Bancorp ("Bridge View"), holding company for Bridge View Bank. The acquisition was accomplished by merging Bridge View directly with and into the Company (the "Merger"). Interchange was the surviving corporation in the Merger and the separate corporate existence of Bridge View ceased. The Merger, which was structured as a tax free reorganization, was completed following approval of the Merger by the shareholders of Bridge View at a special meeting held on April 24, 2003 and following approval of the issuance of additional shares of Interchange common stock by the shareholders of Interchange at its annual meeting held on April 24, 2003.

The Agreement and Planof Merger,dated November 18, 2002, by and between the Company and Bridge View (the "Merger Agreement") provided that the Company would issue up to 2,949,719 shares of its common stock, no par value per share, and pay cash in an amount not to exceed $33,528,472 (less an amount of cash paid to holders of unexercised options to acquire shares of Bridge View common stock) to Bridge View's shareholders. Subject to these limitations, Shareholders of Bridge View were given the opportunity prior to completion of the Merger to elect to receive either cash, Interchange stock or a combination of cash and stock. Based on the formula set forth in the Merger Agreement, the exchange ratio for each share of Bridge View common stock was 1.2601 shares of Interchange common stock and the cash value per share of Bridge View common stock was $21.9891. The Company will fund the cash portion of the merger consideration with cash-on-hand and cash equivalents. As of the date of the Merger, the aggregate value of the merger consideration received by shareholders of Bridge View (including cash paid to holders of unexercised options to acquire shares of Bridge View common stock) was approximately $85 million.

Immediately following completion of the Merger, Bridge View Bank was merged with and into Interchange Bank. All of the Bridge View Bank facilities now operate as branches of Interchange Bank.

Interchange expects to appoint former Bridge View directors Gerald A. Calabrese, Jr., Joseph C. Parissi and John A. Schepisi to the Company's board of directors at the first board meeting of Interchange following completion of the Merger. In addition, Messrs. Jeremiah F. O'Connor, Jr., Glenn L. Creamer, and Mark Metzger, are expected to be appointed to the board of directors of Interchange Bank at the first Interchange Bank board meeting following the completion of the Merger. Mr. O'Connor, who also served as a director of Bridge View, is the son of Jeremiah F. O'Connor, the Company's Vice Chairman of the Board.

Item 7. Financial  Statement,  Pro Forma Financial  Information and Exhibits
        ____________________________________________________________________

(a)  Financial Statements of Business Acquired.

     The audited consolidated balance sheets of Bridge View and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders equity, and cash flows for the years ended December 31, 2002, 2001 and 2000, including the auditor's report with respect thereto, are contained in Annex E to the Joint Proxy Statement/Prospectus forming a part of Amendment No. 1 to the Company's Registration Statement on Form S-4/A (File No. 333-103256) as filed with the Securities and Exchange Commission on March 24, 2003 and incorporated herein by reference.

     As permitted by Form 8-K the required historical financial statements for the quarter ended March 31, 2003 will be filed by an amendment to this Form 8-K no later than July 14, 2003.

(b)  Pro Forma Financial Information.

     The unaudited pro forma condensed combined balance sheet as of December 31, 2002 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2002 for the Company and Bridge View are contained in the Joint Proxy Statement/Prospectus forming a part of Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-103256) as filed with the Securities and Exchange Commission on March 24, 2003 and incorporated herein by reference.

     As permitted by Form 8-K the required pro forma information for the quarter ended March 31, 2003 will be filed by an amendment to this Form 8-K no later than July 14, 2003.

 (c) Exhibits

     Exhibit No. Document Description

     2.1 Agreement and Plan of Merger dated November 18, 2002, between the Company and Bridge View (previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated November 18,
               2002).

    23.11      Consent of KPMG dated May 14, 2003.

                                   SIGNATURE
                                   _________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2003                 Interchange Financial Services Corporation


                                   By:  /s/ Charles T. Field
                                        __________________________
                                        Charles T. Field
                                        Senior Vice President & CFO